Starbucks Reports Record Second Quarter 2011 Results

Q2 EPS Up 21% to $0.34

Strong Traffic Drives 7% Increase in Global Comparable Store Sales

Significant Increase in U.S. and International Operating Margins

40th Anniversary Tribute Contributes to Global Momentum

SEATTLE; April 27, 2011 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its fiscal second quarter ended April 3, 2011.

Fiscal Second Quarter 2011 Highlights:

•	Total net revenues increased 10% to $2.8 billion
•	Comparable store sales increased 7%, driven by a 6% increase in traffic and a 1% increase in average ticket
¡	U.S. comparable store sales increased 7%, driven by a 6% increase in traffic and a 1% increase in average ticket
¡	International comparable store sales increased 4%, driven by an increase in traffic
•	Consolidated operating margin was 13.5%: up 10 basis points on a GAAP basis and down 20 basis points over the prior-year period’s non-GAAP results
¡	U.S. operating margin improved to 18.5%: up 70 basis points on a GAAP basis and up 60 basis points over the prior-year period’s non-GAAP results
¡	International operating margin improved to 11.8%: up 420 basis points on a GAAP basis and up 290 basis points over the prior-year period’s non-GAAP results
•	EPS increased 21% to $0.34 in Q2 FY11 compared to $0.28 in Q2 FY10
•	On March 1, Starbucks assumed direct management of its packaged coffee business
•

On March 10, the company announced a strategic relationship with Green Mountain Coffee Roasters for the manufacturing, marketing, distribution and sale of Starbucks® coffee and Tazo® tea branded K-Cup® portion packs for use in the Keurig® Single-Cup Brewing system, making Starbucks the exclusive, licensed super-premium brand on the Keurig® platform

•	The Board of Directors declared a $0.13 per share cash dividend to shareholders of record as of May 11, 2011, which will be paid on May 27, 2011

“Starbucks record fiscal second quarter results reflect solid performance and execution across all of our businesses,” said Howard Schultz, chairman, president and ceo. “Our sales, traffic and customer trends all point to the expanding power of the Starbucks business and brand. And our 40th anniversary celebration continues to resonate around the world, driving strong engagement among our partners and our customers. I saw this firsthand in China, where my visit this week confirmed how ideally-positioned Starbucks is to profitably grow its store presence across China in the years ahead,” added Schultz.

“The underlying health of our business has never been better and our fiscal second quarter results continue to demonstrate this strength,” commented Troy Alstead, cfo. “Customer traffic grew in both our U.S. and International segments and we continue to see improved profitability throughout the retail store business as operational improvements combined with revenue growth drive strong sales leverage. Our results for the quarter were even more significant when viewed in the context of the investments we made during the period and the charges related to Seattle’s Best Coffee store closures in Borders bookstores,” added Alstead. “We remain well positioned to deliver on our previously communicated fiscal 2011 outlook of 15% to 20% EPS growth compared to last year’s results despite dramatically higher commodity costs.”

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Second Quarter Fiscal 2011 Summary

	13 Weeks Ended
($ in millions, except per share amounts)	3-Apr-11	28-Mar-10	Change
Revenues	$2,785.7	$2,534.7	10%
Operating Income[1]	$376.1	$339.8	11%
Operating Margin[2]	13.5%	13.4%	10 bps
Comparable Store Sales Growth	7%	7%
EPS[3]	$0.34	$0.28	21%

1 Non-GAAP operating income for Q2 FY10 was $347.7 million, resulting in an 8% increase.

2 Non-GAAP operating margin for Q2 FY10 was 13.7%, resulting in a 20 bps decrease.

3 Non-GAAP EPS for Q2 FY10 was $0.29, resulting in a 17% increase.

See the reconciliation of selected GAAP measures to Non-GAAP measures at the end of this document for further detail.

Consolidated net revenues were $2.8 billion for Q2 FY11, an increase of 10% over Q2 FY10. The increase was primarily due to a 7% increase in global comparable stores sales, comprised of a 6% increase in the number of transactions and a 1% increase in average ticket.

Operating income for Q2 FY11 totaled $376.1 million, representing operating margin expansion of 10 basis points to 13.5%. This improvement was primarily due to sales leverage, offset by higher commodity costs. The increase in commodity costs, primarily coffee, negatively impacted operating margin in the quarter by approximately 200 basis points and EPS by $0.04.

Change in Revenue Presentation

Concurrent with the change in our distribution method for packaged coffee and tea in the U.S., the company has revised the presentation of revenues this quarter. Non-retail licensing revenues have been reclassified on the consolidated financial statements to the renamed “CPG, foodservice and other” revenue line, which includes revenues from our direct sale of packaged coffee and tea as well as licensing revenues received under the previous distribution arrangement. The previous “Licensing” revenue line now includes only licensed store revenue and therefore has been renamed “Licensed stores.” Within the CPG segment, the previous “Licensing” revenue line has been renamed “CPG.” There was no impact to consolidated or segment net revenues from this change in presentation.

Q2 U.S. Segment Results

	13 Weeks Ended
($ in millions)	3-Apr-11	28-Mar-10	Change
Revenues	$1,926.5	$1,810.4	6%
Operating Income[1]	$356.9	$322.7	11%
Operating Margin[2]	18.5%	17.8%	70 bps
Comparable Store Sales Growth	7%	7%

1 Non-GAAP operating income for Q2 FY10 was $323.9 million, resulting in a 10% increase.

2 Non-GAAP operating margin for Q2 FY10 was 17.9%, resulting in a 60 bps increase.

See the reconciliation of selected GAAP measures to Non-GAAP measures at the end of this document for further detail.

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U.S. net revenues were $1.9 billion in Q2 FY11, an increase of 6% over Q2 FY10. The increase was due to a 7% increase in comparable store sales, comprised of a 6% increase in the number of transactions and a 1% increase in average ticket.

U.S. operating income for Q2 FY11 was $356.9 million compared to $322.7 million for the same period a year ago. Operating margin expanded to 18.5% in Q2 FY11 compared to 17.8% in the corresponding period of fiscal 2010. The margin expansion was primarily due to sales leverage, partially offset by higher coffee costs.

Q2 International Segment Results

	13 Weeks Ended
($ in millions)	3-Apr-11	28-Mar-10	Change
Revenues	$609.8	$532.2	15%
Operating Income[1]	$71.7	$40.4	77%
Operating Margin[2]	11.8%	7.6%	420 bps
Comparable Store Sales Growth	4%	7%

1 Non-GAAP operating income for Q2 FY10 was $47.1 million, resulting in a 52% increase.

2 Non-GAAP operating margin for Q2 FY10 was 8.9%, resulting in a 290 bps increase.

See the reconciliation of selected GAAP measures to Non-GAAP measures at the end of this document for further detail.

International net revenues were $609.8 million in Q2 FY11, an increase of 15% over Q2 FY10. The increase was due to the impact of foreign currency exchange, a 4% increase in comparable store sales and an increase in licensed stores revenue. The 4% increase in comparable stores sales was the result of an increase in the number of transactions.

International operating income increased to $71.7 million in Q2 FY11, compared to $40.4 million for the same period a year ago, with the related operating margin expanding 420 basis points to 11.8% from 7.6% in Q2 FY10. The margin increase was primarily driven by sales leverage and the absence of restructuring charges in FY11, partially offset by higher coffee costs.

Q2 Global Consumer Products Group Segment Results

	13 Weeks Ended
($ in millions)	3-Apr-11	28-Mar-10	Change
Revenues	$204.7	$157.5	30%
Operating Income	$63.6	$63.5	0%
Operating Margin	31.1%	40.3%	-920 bps

CPG net revenues were $204.7 million in Q2 FY11, an increase of 30% over Q2 FY10. The increase was primarily due to the transition of our packaged coffee and tea businesses to a direct model in the quarter, and the continued expansion of Starbucks VIA® Ready Brew in the CPG channel.

Operating income for the CPG segment was $63.6 million in Q2 FY11 compared to $63.5 million in Q2 FY10, with the operating margin decreasing to 31.1% of net revenues from 40.3% in the prior-year period, primarily due to higher coffee costs and to increased marketing costs incurred to support the continued expansion of Starbucks VIA® in the CPG channel.

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YTD Financial Results

($ in millions, except per share amounts)	26 Weeks Ended 3-Apr-11	26 Weeks Ended 28-Mar-10	Change
Net New Stores	5	29	-24
Revenues	$5,736.5	$5,257.4	9%
Operating Income[1]	$878.0	$692.4	27%
Operating Margin[2]	15.3%	13.2%	210 bps
EPS[3]	$0.79	$0.60	32%
Comparable Store Sales Growth	7%	6%

1 Non-GAAP operating income for YTD Q2 FY10 was $718.6 million, resulting in a 22% increase.

2 Non-GAAP operating margin for YTD Q2 FY10 was 13.7%, resulting in a 160 bps increase.

3 Non-GAAP EPS for YTD Q2 FY10 was $0.62, resulting in a 27% increase.

See the reconciliation of selected GAAP measures to Non-GAAP measures at the end of this document for further detail.

Fiscal 2011 Targets

Starbucks has updated the following fiscal 2011 targets:

•	The company is now targeting high single-digit revenue growth based on a 52-week comparable year, driven by mid single-digit comparable store sales growth.
•	The company now expects EPS of $1.46 to $1.48, reflecting the high end of its target range of 15% to 20% growth over fiscal 2010 non-GAAP EPS on a 52-week basis.
¡

Included in the revised EPS target are higher commodity costs, which are now expected to have an unfavorable impact on EPS of approximately $0.22 for the full fiscal year. The additional $0.02 (compared to most recent guidance) reflects expected higher dairy and fuel prices, and includes the impact from hedging activities related to these commodities.

Conference Call

Starbucks will be holding a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman, president and ceo, Troy Alstead, cfo, and Jeff Hansberry, president – Global Consumer Products and Foodservice. The call will be broadcast live over the Internet and can be accessed at the company’s web site address of http://investor.starbucks.com. A replay of the call will be available via telephone through 9:00 p.m. Pacific Time on Friday, April 29, 2011 by calling 1-800-642-1687, reservation number 51273259. A replay of the call will also be available via the Investor Relations page on Starbucks.com through approximately 5:00 p.m. Pacific Time on Friday, May 27, 2011 at the following URL: http://investor.starbucks.com.

The company’s consolidated statements of earnings, operating segment results, and other additional information have been provided on the following pages in accordance with current year classifications. This information should be reviewed in conjunction with this press release. Please refer to the company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2010 for additional information.

About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting the highest quality arabica coffee in the world. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at www.starbucks.com.

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Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives and plans, as well as trends in or expectations regarding, earnings per share, revenues, operational improvements, sales leverage, operating margins, profits, comparable store sales, store openings and closings, restructuring charges, capital expenditures, growth opportunities, the strength of our business and brand, tax rate and commodity costs. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, coffee, dairy and other raw material prices and availability, costs associated with, and the successful execution of, the company’s initiatives, fluctuations in U.S. and international economies and currencies, the impact of competition, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended October 3, 2010. The company assumes no obligation to update any of these forward-looking statements.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
JoAnn DeGrande	Alan Hilowitz
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(unaudited, in millions, except per share data)

	13 Weeks Ended			13 Weeks Ended

	April 3,	March 28,	%	April 3,	March 28,
	2011	2010	Change	2011	2010

				As a % of total net revenues

Net revenues:
Company-operated stores	$2,293.5	$2,128.9	7.7%	82.3%	84.0%
Licensed stores	237.8	210.9	12.8	8.5	8.3
CPG, foodservice and other	254.4	194.9	30.5	9.1	7.7

Total net revenues	2,785.7	2,534.7	9.9	100.0	100.0

Cost of sales including occupancy costs	1,180.1	1,064.1	10.9	42.4	42.0
Store operating expenses	885.4	828.0	6.9	31.8	32.7
Other operating expenses	101.1	61.8	63.6	3.6	2.4
Depreciation and amortization expenses	129.0	128.5	0.4	4.6	5.1
General and administrative expenses	152.3	139.0	9.6	5.5	5.5
Restructuring charges	-	7.9	(100.0)	-	0.3

Total operating expenses	2,447.9	2,229.3	9.8	87.9	88.0

Income from equity investees	38.3	34.4	11.3	1.4	1.4

Operating income	376.1	339.8	10.7	13.5	13.4

Interest income and other, net	19.9	4.7	323.4	0.7	0.2
Interest expense	(7.1)	(8.0)	11.3	(0.3)	(0.3)

Earnings before income taxes	388.9	336.5	15.6	14.0	13.3

Income taxes	126.5	118.7	6.6	4.5	4.7

Net earnings including noncontrolling interest	262.4	217.8	20.5	9.4	8.6

Net earnings attributable to noncontrolling interest	0.8	0.5	60.0	0.0	0.0

Net earnings attributable to Starbucks	$261.6	$217.3	20.4%	9.4%	8.6%

Net earnings per common share - diluted	$0.34	$0.28	21.4%

Weighted avg. shares outstanding - diluted	771.8	766.9

Cash dividends declared per share	$0.13	$0.10

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue Effective tax rate including noncontrolling interest				38.6%	38.9%
				32.5%	35.3%

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STARBUCKS CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(unaudited, in millions, except per share data)

	26 Weeks Ended			26 Weeks Ended

	April 3,	March 28,	%	April 3,	March 28,
	2011	2010	Change	2011	2010

				As a % of total net revenues

Net revenues:
Company-operated stores	$4,744.8	$4,421.8	7.3%	82.7%	84.1%
Licensed stores	491.9	427.5	15.1	8.6	8.1
CPG, foodservice and other	499.8	408.1	22.5	8.7	7.8

Total net revenues	5,736.5	5,257.4	9.1	100.0	100.0

Cost of sales including occupancy costs	2,380.9	2,209.8	7.7	41.5	42.0
Store operating expenses	1,791.0	1,724.1	3.9	31.2	32.8
Other operating expenses	193.7	133.7	44.9	3.4	2.5
Depreciation and amortization expenses	256.7	259.1	(0.9)	4.5	4.9
General and administrative expenses	308.9	275.9	12.0	5.4	5.2
Restructuring charges	-	26.2	(100.0)	-	0.5

Total operating expenses	4,931.2	4,628.8	6.5	86.0	88.0

Income from equity investees	72.7	63.8	13.9	1.3	1.2

Operating income	878.0	692.4	26.8	15.3	13.2

Interest income and other, net	34.2	29.8	14.8	0.6	0.6
Interest expense	(15.0)	(16.2)	(7.4)	(0.3)	(0.3)

Earnings before income taxes	897.2	706.0	27.1	15.6	13.4

Income taxes	287.3	244.7	17.4	5.0	4.7

Net earnings including noncontrolling interest	609.9	461.3	32.2	10.6	8.8

Net earnings/(loss) attributable to noncontrolling interest	1.8	2.5	(28.0)	0.0	0.0

Net earnings attributable to Starbucks	$608.1	$458.8	32.5%	10.6%	8.7%

Net earnings per common share - diluted	$0.79	$0.60	31.7%

Weighted avg. shares outstanding - diluted	769.3	764.9

Cash dividends declared per share	$0.26	$0.10

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				37.7%	39.0%
Effective tax rate including noncontrolling interest				32.0%	34.7%

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Segment Results

The tables below present reportable segment results net of intersegment eliminations (in millions):

United States	April 3,	March 28,	%	April 3,	March 28,
	2011	2010	Change	2011	2010

13 Weeks Ended				As a % of US total net revenues

Net revenues:
Company-operated stores	$1,790.6	$1,680.0	6.6%	92.9%	92.8%
Licensed stores	135.8	128.3	5.8	7.0	7.1
Other	0.1	2.1	(95.2)	-	0.1

Total net revenues	1,926.5	1,810.4	6.4	100.0	100.0

Cost of sales including occupancy costs	746.4	701.7	6.4	38.7	38.8
Store operating expenses	700.6	658.5	6.4	36.4	36.4
Other operating expenses	15.3	13.6	12.5	0.8	0.8
Depreciation and amortization expenses	86.6	88.5	(2.1)	4.5	4.9
General and administrative expenses	20.7	24.2	(14.5)	1.1	1.3
Restructuring charges	-	1.2	(100.0)	-	0.1

Total operating expenses	1,569.6	1,487.7	5.5	81.5	82.2

Operating income	$356.9	$322.7	10.6%	18.5%	17.8%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				39.1%	39.2%

26 Weeks Ended
Net revenues:
Company-operated stores	$3,705.1	$3,468.3	6.8%	92.8%	92.9%
Licensed stores	288.8	262.0	10.2	7.2	7.0
Other	0.4	3.7	(89.2)	—	0.1

Total net revenues	3,994.3	3,734.0	7.0	100.0	100.0

Cost of sales including occupancy costs	1,519.8	1,450.7	4.8	38.0	38.9
Store operating expenses	1,420.6	1,365.8	4.0	35.6	36.6
Other operating expenses	30.6	27.5	11.3	0.8	0.7
Depreciation and amortization expenses	173.3	178.1	(2.7)	4.3	4.8
General and administrative expenses	40.4	45.9	(12.0)	1.0	1.2
Restructuring charges	-	9.1	(100.0)	-	0.2

Total operating expenses	3,184.7	3,077.1	3.5	79.7	82.4

Operating income	$809.6	$656.9	23.2%	20.3%	17.6%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				38.3%	39.4%

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International	April 3,	March 28,	%	April 3,	March 28,
	2011	2010	Change	2011	2010

				As a % of International
13 Weeks Ended				total net revenues

Net revenues:
Company-operated stores	$502.9	$448.9	12.0%	82.5%	84.3%
Licensed stores	94.9	72.8	30.4	15.6	13.7
Foodservice	12.0	10.5	14.3	2.0	2.0

Total net revenues	609.8	532.2	14.6	100.0	100.0

Cost of sales including occupancy costs	297.2	257.3	15.5	48.7	48.3
Store operating expenses	184.8	169.5	9.0	30.3	31.8
Other operating expenses	21.1	20.3	3.9	3.5	3.8
Depreciation and amortization expenses	29.0	27.4	5.8	4.8	5.1
General and administrative expenses	30.4	31.5	(3.5)	5.0	5.9
Restructuring charges	-	6.7	(100.0)	-	1.3

Total operating expenses	562.5	512.7	9.7	92.2	96.3

Income from equity investees	24.4	20.9	16.7	4.0	3.9

Operating income	$71.7	$40.4	77.5%	11.8%	7.6%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				36.7%	37.8%

26 Weeks Ended
Net revenues:
Company-operated stores	$1,039.7	$953.5	9.0%	83.2%	85.1%
Licensed stores	184.7	144.4	27.9	14.8	12.9
Foodservice	25.3	23.0	10.0	2.0	2.1

Total net revenues	1,249.7	1,120.9	11.5	100.0	100.0

Cost of sales including occupancy costs	589.6	537.4	9.7	47.2	47.9
Store operating expenses	370.4	358.3	3.4	29.6	32.0
Other operating expenses	41.2	45.2	(8.8)	3.3	4.0
Depreciation and amortization expenses	56.8	55.6	2.2	4.5	5.0
General and administrative expenses	60.3	62.0	(2.7)	4.8	5.5
Restructuring charges	-	17.1	(100.0)	-	1.5

Total operating expenses	1,118.3	1,075.6	4.0	89.5	96.0

Income from equity investees	44.7	37.9	17.9	3.6	3.4

Operating income	$176.1	$83.2	111.7%	14.1%	7.4%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				35.6%	37.6%

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Global CPG	April 3, 2011	March 28, 2010	% Change	April 3, 2011	March 28, 2010

13 Weeks Ended				As a % of CPG total net revenues

Net revenues:
CPG	$132.8	$90.7	46.4%	64.9%	57.6%
Foodservice	71.9	66.8	7.6	35.1	42.4

Total net revenues	204.7	157.5	30.0	100.0	100.0

Cost of sales	114.8	84.9	35.2	56.1	53.9
Other operating expenses	37.1	20.1	84.6	18.1	12.8
Depreciation and amortization expenses	0.6	1.0	(40.0)	0.3	0.6
General and administrative expenses	3.2	2.5	28.0	1.6	1.6

Total operating expenses	155.7	108.5	43.5	76.1	68.9

Income from equity investees	14.6	14.5	0.7	7.1	9.2

Operating income	$63.6	$63.5	0.2%	31.1%	40.3%

26 Weeks Ended
Net revenues:
CPG	$248.4	$190.7	30.3%	62.1%	57.5%
Foodservice	151.5	141.1	7.4	37.9	42.5

Total net revenues	399.9	331.8	20.5	100.0	100.0

Cost of sales	222.3	180.0	23.5	55.6	54.2
Other operating expenses	67.7	44.2	53.2	16.9	13.3
Depreciation and amortization expenses	1.4	2.0	(30.0)	0.4	0.6
General and administrative expenses	6.5	5.1	27.5	1.6	1.5

Total operating expenses	297.9	231.3	28.8	74.5	69.7

Income from equity investees	28.9	26.9	7.4	7.2	8.1

Operating income	$130.9	$127.4	2.7%	32.7%	38.4%

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Other	April 3, 2011	March 28, 2010	% Change

13 Weeks Ended
Net revenues:
Licensed stores	$7.1	$9.8	(27.6	) %
CPG, foodservice and other	37.6	24.8	51.6

Total net revenues	44.7	34.6	29.2

Cost of sales	21.7	20.2	7.4
Other operating expenses (1)	27.6	7.8	253.8
Depreciation and amortization expenses	12.8	11.6	10.3
General and administrative expenses	98.0	80.8	21.3

Total operating expenses	160.1	120.4	33.0

Income/(loss) from equity investees	(0.7)	(1.0)	(30.0)

Operating loss	$(116.1)	$(86.8)	(33.8	) %

26 Weeks Ended
Net revenues:
Licensed stores	$18.4	$21.1	(12.8	) %
CPG, foodservice and other	74.2	49.6	49.6

Total net revenues	92.6	70.7	31.0

Cost of sales	49.2	41.7	18.0
Other operating expenses (1)	54.2	16.8	222.6
Depreciation and amortization expenses	25.2	23.4	7.7
General and administrative expenses	201.7	162.9	23.8

Total operating expenses	330.3	244.8	34.9

Income/(loss) from equity investees	(0.9)	(1.0)	(10.0)

Operating loss	$(238.6)	$(175.1)	(36.3	) %

(1) Includes fair value adjustments of certain long-lived assets during the 13 and 26 weeks ended April 3, 2011.

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Fiscal Second Quarter 2011 Store Data

The company’s store data for the periods presented are as follows:

	Net stores opened/(closed) during the period

	13 Weeks Ended		26 Weeks Ended		Stores open as of

	April 3,	March 28,	April 3,	March 28,	April 3,	March 28,
	2011	2010	2011	2010	2011	2010

United States:
Company-operated Stores	(7)	(33)	(8)	(28)	6,699	6,736
Licensed Stores	(221)	(27)	(193)	21	4,231	4,385

	(228)	(60)	(201)	(7)	10,930	11,121

International:
Company-operated Stores (1)	18	(5)	56	(41)	2,182	2,100
Licensed Stores (1)	64	23	150	77	3,751	3,443

	82	18	206	36	5,933	5,543

Total	(146)	(42)	5	29	16,863	16,664

(1)	International store data has been adjusted for the acquisition of store locations in Brazil in Q4 FY2010, by reclassifying historical information from Licensed stores to Company-operated stores.

Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides non-GAAP operating income, non-GAAP operating margin and non-GAAP earnings per share (non-GAAP EPS) for fiscal 2010. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating income, non-GAAP operating margin, and non-GAAP earnings per share (non-GAAP EPS) are operating income, operating margin, and diluted net earnings per share, respectively.

The non-GAAP financial measures provided in this release exclude 2010 restructuring charges, primarily related to previously-announced company-operated store closures. The company’s management believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the company’s historical and prospective operating performance. More specifically, for historical non-GAAP financial measures, management excludes restructuring charges because it believes that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance.

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

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STARBUCKS CORPORATION

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(unaudited)

(in millions, except per share data)

	13 Weeks Ended		26 Weeks Ended		53 Weeks Ended
	April 3,	March 28,	April 3,	March 28,	October 3,
.	2011	2010	2011	2010	2010

Consolidated
Operating income, as reported (GAAP)	$376.1	$339.8	$878.0	$692.4
Restructuring charges	–	7.9	–	26.2

Non-GAAP operating income	$376.1	$347.7	$878.0	$718.6

Operating margin, as reported (GAAP)	13.5%	13.4%	15.3%	13.2%
Restructuring charges	–	0.3	–	0.5

Non-GAAP operating margin	13.5%	13.7%	15.3%	13.7%

Diluted EPS, as reported (GAAP)	$0.34	$0.28	$0.79	$0.60	$1.24
Restructuring charges, net of tax	–	0.01	–	0.02	0.04

Non-GAAP diluted EPS	$0.34	$0.29	$0.79	$0.62	$1.28

Impact of extra week in fiscal 2010					0.05

Non-GAAP Diluted EPS on a 52-week basis					$1.23

United States
Operating income, as reported (GAAP)	$356.9	$322.7	$809.6	$656.9
Restructuring charges	–	1.2	–	9.1

Non-GAAP operating income	$356.9	$323.9	$809.6	$666.0

Operating margin, as reported (GAAP)	18.5%	17.8%	20.3%	17.6%
Restructuring charges	–	0.1	–	0.2

Non-GAAP operating margin	18.5%	17.9%	20.3%	17.8%

International
Operating income, as reported (GAAP)	$71.7	$40.4	$176.1	$83.2
Restructuring charges	–	6.7	–	17.1

Non-GAAP operating income	$71.7	$47.1	$176.1	$100.3

Operating margin, as reported (GAAP)	11.8%	7.6%	14.1	7.4%
Restructuring charges	–	1.3	–	1.5

Non-GAAP operating margin	11.8%	8.9%	14.1%	8.9%

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